CARNIVAL CORPORATION


              OFFICERS' CERTIFICATE PURSUANT TO
   SECTIONS 3.1 AND 3.3 OF THE INDENTURE IDENTIFIED BELOW


          The undersigned officers of Carnival Corporation
   (the "Company"), acting pursuant to authorizations contained in resolutions of (i) the Board of Directors of the Company (the "Board") duly adopted on November 4, 1993, and (ii) the Special Pricing Committee of the Board duly adopted on May 17, 1995, do hereby authorize, adopt and approve the following terms for a series (the "Series") of the Company's debt securities to be issued under an indenture dated as of March 1, 1993 (the "Indenture") from the Company to First Trust National Association, as trustee (the "Trustee"), and which have been registered for sale with the Securities and Exchange Commission pursuant to a Registration Statement on Form S-3 (No. 33-50947) under the Securities Act of 1933, as amended. The terms set forth below are qualified in their entirety by reference to the terms relating to the Series that are contained in (i) the form of note (the "Form of Note") that is attached hereto as Exhibit A and (ii) the Prospectus Supplement dated May 17, 1995 to the Prospectus dated May 17, 1995 (the "Prospectus Supplement") attached hereto as Exhibit B, all of which terms are hereby authorized, adopted and approved. In the event of any conflict or discrepancy between the terms contained in this Certificate and/or the Prospectus Supplement and the terms contained in the Form of Note, the terms contained in the Form of Note shall control. Capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in the Indenture.

          Subject to the foregoing, the following are hereby authorized, adopted and approved as the terms of the Series:


   (1)    Title of Securities of
             the Series:                    7.05% Notes Due May 15,
                                            2005 (the "Notes").


   (2)    Limit, if any, of the
             aggregate principal
             amount of Securities of
             the Series:                    $100,000,000.


   (3)    Date or dates on which
             the principal of Secu-
             rities of the Series is
             payable (maturity date):       May 15, 2005.

   (4)    With respect to interest
             on Securities of the
             Series:

          (a)  The rate and method
                  of calculation the-
                  reof:                     7.05% per annum.


          (b)  The date from which
                  such interest shall
                  accrue:                   May 15, 1995.


          (c)  Interest Payment
                  Dates:                    November 15 and May 15,
                                            commencing November 15,
                                            1995.




          (d)  Regular Record Dates
                  for interest payable
                  on any Interest
                  Payment Date:             To holders of record at
                                            the close of business on
                                            November 1 or May 1 prior
                                            to the Interest Payment
                                            Date.






   (5)    Place or places where
             principal and interest
             on Securities of the
             Series shall be payable,
             and where Securities of
             the Series may be
             surrendered for
             exchange:



             At the office or agent of First Trust National Association (the "Trustee") in the Borough of Manhattan, The City of New York; at the office of the Trustee at 180 East Fifth Street, St. Paul, Minnesota 55164-0111; or at such other office as any executive officer of the Company may designate, except that payment of interest may, at the option of the Company, be made by check mailed to the address of the Person entitled thereto as it appears in the Note Register. Principal and interest due on any Global Security representing the Notes will be made available to the Trustee, and, as soon as possible thereafter, the Trustee will make such payments available to The Depository Trust Company (the "Depository").

   (6)    With respect to redemp-
             tion, in whole or in
             part, the terms and
             conditions applicable to
             Securities of the
             Series, including the
             applicability of Section
             11.8 of the Indenture:         Section 11.8 of the
                                            Indenture applies to the
                                            Notes.  The Notes are not
                                            otherwise redeemable.



   (7)    With respect to the
             mandatory redemption or
             purchase of Securities
             of the Series:



          (a)  Any provisions for a
                  sinking or analogous
                  fund or upon the
                  happening of a
                  specified event:          Not applicable.



          (b)  Provisions for
                  redemption at the
                  option of a holder,
                  the period or peri-
                  ods within which
                  such redemption must
                  be made, the
                  applicable redemp-
                  tion price, and the
                  other terms and
                  conditions of such
                  redemption:               Not applicable.




   (8)    Denominations in which
             Securities of the Series
             are issuable:                  $1,000 and integral mul-
                                            tiples thereof.



   (9)    If other than the prin-
             cipal amounts thereof,
             the portion of the
             principal amount of
             Securities of the Series
             payable on declaration
             of acceleration pursuant
             to Section 5.2 of the
             Indenture:                     Not applicable.

   (10)   Trustee, Paying Agent
             and registrar:                 First Trust National
                                            Association.



   (11)   Currency in which
             interest is payable if
             other than U.S.
             currency:                      Not applicable.



   (12)   Currency in which
             principal is payable
             if other than U.S.
             currency:                      Not applicable.




   (13)   Basis for determining
             equivalent price in
             U.S. currency if
             Securities denominated
             in more than one
             currency:                      Not applicable.




   (14)   Manner in which prin-
             cipal and interest
             payments determined if
             according to an index:         Not applicable.




   (15)   Whether Securities of
             the Series are
             issuable in temporary
             or permanent global
             form:



          A Global Security representing the Notes will be registered in the name of the nominee of The
             Depository Trust Company, which will act as depository.


          (a)  Whether, and the
                  terms upon which,
                  owners of interests
                  in any permanent
                  Global Securities of
                  the Series may be
                  exchanged for
                  Securities of such
                  Series and of like
                  tenor:

          A Global Security representing the Notes is exchangeable only if (i) the Depository notifies the Company that it is unwilling or unable to continue as Depository for such Global Security or if at any time the Depository for such Global Security notifies the Company that the Depository for such Global Security shall no longer be registered or in good standing under the Securities Exchange Act of 1934, as amended, or other applicable statute or regulation and a successor depository for such Global Security is not appointed by the Company within 90 days after the Company receives such notice or becomes aware of such condition, as the case may be or (ii) the Company in its sole discretion determines that all such Global Security shall be exchangeable for defi-nitive Notes in registered form.


   (16)   Any other terms of or
             provisions applicable
             to the Securities of
             the Series and the
             sale thereof:



               (a)  The form of the
                       Securities of the
                       Series:              See Exhibit A to this
                                            Certificate.





               (b)  Form of sale:           Negotiated without
                                            competitive bidding to:
                                            Merrill Lynch, Pierce,
                                            Fenner & Smith
                                            Incorporated pursuant to
                                            an Underwriting Agreement
                                            in the form of Exhibit C
                                            to this Certificate.



               (c)  Issue price to
                       public of Securi-
                       ties of the
                       Series:              99.80%

               (d)  Underwriters'
                       commission or
                       discount as a
                       percentage of the
                       principal amount
                       of Securities of
                       the Series to be
                       issued:              0.650%










          IN WITNESS WHEREOF the undersigned have executed this Certificate on behalf of the Company as of this 24th day of May, 1995.


                    /s/ Howard S. Frank
                    -------------------------------
                    Howard S. Frank, Vice Chairman,
                       Senior Vice President - Finance and
                       Chief Financial and Accounting
                       Officer


                    /s/ Alan R. Twaits
                    -------------------------------
                    Alan R. Twaits, Secretary

                                                       Exhibit A to
                                                       Exhibit 4



EXCEPT AS OTHERWISE PROVIDED IN SECTION 2.5 OF THE INDENTURE, THIS SECURITY MAY BE TRANSFERRED, IN WHOLE BUT NOT IN PART, ONLY TO ANOTHER NOMINEE OF THE DEPOSITORY OR TO A SUCCESSOR DEPOSITORY OR TO A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

     Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Carnival Corporation or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.


                    CARNIVAL CORPORATION

                7.05% Notes Due May 15, 2005



$100,000,000                             CUSIP No. 143658AG7
                                            Registered No. 1

     CARNIVAL CORPORATION, a corporation duly organized and existing under the laws of the Republic of Panama (herein called the "Company," which term includes  any  successor corporation under the Indenture  hereinafter  referred
to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million Dollars on May 15, 2005, and to pay interest thereon from May 15, 1995 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semi-annually on November 15 and May 15 in each year, commencing November 15, 1995, at the rate of 7.05% per annum, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the November 1 or May 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or, one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of

Securities of this series not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

     Payment of the principal of (and premium, if any, on) and any interest on this Security will be made at the office or agency of the Trustee maintained for that purpose in the Borough of Manhattan, The City of New York; at the office of the Trustee in the City of St. Paul, the State of Minnesota; or at such other office as the Company may designate, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

     Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

     Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, Carnival Corporation has caused this Instrument to be duly executed under its corporate seal.


Dated: May 24, 1995


[CORPORATE SEAL]



CARNIVAL CORPORATION

By:  /s/ Howard S. Frank
     ------------------------
     Howard S. Frank,
     Vice Chairman and Senior
     Vice President - Finance



Attest:

/s/ Alan R. Twaits
___________________________________
Alan R. Twaits, Secretary




              TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.


                           FIRST TRUST NATIONAL ASSOCIATION,
                                                 As Trustee



                           By: /s/ Kathe Barrett
                               --------------------------
                               AUTHORIZED SIGNATORY

                              COPY


                             [REVERSE]



     This Security is one of a duly authorized issue of securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of March 1, 1993 (herein called the "Indenture"), between the Company and First Trust National Association, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture with respect to the series of which this Security is a part), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $100,000,000.

     The Company will pay to the Holders such Additional Amounts in respect of Panamanian taxes as may become payable under Section 10.5 of the Indenture.

     The Securities will be subject to redemption as a whole, but not in part, at the option of the Company at any time at 100% of the principal amount, together with accrued interest thereon to the Redemption Date, in the event the Company has become or would become obligated to pay, on the next date on which any amount would be payable with respect to the Securities, any Additional Amounts as a result of certain changes affecting Panamanian withholding taxes which are specified in the Indenture.

     If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the Holders of 66-2/3% in principal amount of the Outstanding Securities of each series to be affected. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Outstanding Securities of each series, on behalf of the Holders of all Outstanding Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

     No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the amount of principal of (and premium, if any, on) and interest on this Security herein provided, and at the times, place and rate, and in the coin or currency, herein prescribed.

     As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company or the Trustee in any place where the principal of (and premium, if any, on) and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities of this series of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Securities of this series are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series of like tenor of different authorized denominations as requested by the Holder surrendering the same.

     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

     Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

     All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.